Exhibit 10.8

ACCESSION AGREEMENT

This Accession Agreement (this “Accession Agreement”) is entered into as of May 23, 2024 by the undersigned (the “New Company”), pursuant to the terms of that certain Custodian Agreement dated as of December 11, 2009 (as amended, restated and/or modified from time to time, the “Agreement”) by and among STATE STREET BANK AND TRUST COMPANY (the “Custodian”) and those funds, investment vehicles and other entities set forth on Appendix A thereto, severally and not jointly (each such entity, a “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Accession Agreement, the New Company hereby agrees (a) to become bound by all of the terms and conditions and provisions of the Agreement as a Company and (b) adopts the Agreement with the same force and effect as if the New Company were originally a party thereto.

For the avoidance of doubt, the parties agree that the Custodian is not providing any custody services pursuant to the Agreement with respect to any Digital Assets, including ether. “Digital Assets” means an asset that is issued and/or transferred using distributed ledger or blockchain technology, including, but not limited to, so-called “virtual currencies,” “coins” and “tokens” and with respect to which toe Custodian has expressly agreed to provide services pursuant to the Agreement with respect to a Company. The Custodian will only accept custody of cash, securities and/or other assets that it is operationally equipped and licensed to hold in the relevant market where it provides custodial services either directly or through an existing Subcustodian and may decline to accept custody of certain securities or asset types that it determines present an unacceptable risk profile or that it or its Subcustodians are not operationally equipped or permitted to hold under any law or regulation. Without limiting the foregoing, the Custodian further reserves the right, in its sole discretion, to decline to accept custody of, and to provide services with respect to, any Digital Asset.

Subject to and in accordance with directions from or on behalf of the New Company, the Custodian shall disseminate to the National Securities Clearing Corporation, on each day that the New York Stock Exchange is open, such information with respect to the issuance or redemption of Company shares in “Creation Unit” aggregations that the Custodian receives from or on behalf of the New Company.

Notwithstanding anything to the contrary in the Agreement, FD Funds Management, LLC, as sponsor (“Sponsor”) and on behalf of the New Company, has agreed to pay the Custodian such compensation as may be agreed upon in writing, from time to time, by the Custodian and the Sponsor on behalf of the New Company pursuant to Article VI of the Agreement.

[signature page immediately follows]

Information Classification: Limited Access

IN WITNESS WHEREOF, this Accession Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

FIDELITY ETHEREUM FUND
By FD Funds Management, LLC as Sponsor

By:	/s/ Heather Bonner
Name: Heather Bonner
Title: Treasurer

FD FUNDS MANAGEMENT, LLC
Solely with respect to Article VI of the Agreement

By:	/s/ Heather Bonner
Name: Heather Bonner
Title: Treasurer

Accepted and agreed:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Jason O’Neill
Name: Jason O’Neill
Title: Vice President

Information Classification: Limited Access